As filed with the Securities and Exchange Commission
                                on June 25, 1999

                                                    Registration No. 33-63285
    -------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------

                        UNITED STATES FILTER CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   33-0266015
(State or other jurisdiction of             (I.R.S. Employer Idnetification No.)
 incorportaion or organization)

           40-004 COOK STREET
         PALM DESERT, CALIFORNIA                           92211
(Address of principal executive offices)                 (Zip Code)

                         1991 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                               STEPHEN P. STANCZAK
                            EXECUTIVE VICE PRESIDENT,
                     GENERAL COUNSEL AND CORPORATE SECRETARY
                        UNITED STATES FILTER CORPORATION
                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211
                     (Name and address of agent for service)

                                 (760) 340-0098
          (Telephone number, including area code, of agent for service)

                               -------------------

                                    Copy to:
                                JANICE C. HARTMAN
                           KIRKPATRICK & LOCKHART LLP
                              1500 OLIVER BUILDING
                         PITTSBURGH, PENNSYLVANIA 15222
                                 (412) 355-6500

                                EXPLANATORY NOTE

      Pursuant to a Registration Statement on Form S-8 (Registration No. 33-63285) (the "Registration Statement"), United States Filter Corporation, a Delaware corporation (the "Registrant"), offered for sale 750,000 shares of its common stock, par value $.01 per share (the "Common Stock"). The Registrant hereby amends the Registration Statement by filing this Post-Effective Amendment No. 1.

      Pursuant to Rule 429 under the  Securities  Act of 1933,  as amended,  the
Prospectus contained in the Registration Statement also relates to the Registration Statement Nos. (1) 33-49382; (2) 33-56744; (3) 33-73542; and (4)
33-89662, previously filed by the Registrant on Form S-8 and declared effective on July 8, 1992, December 31, 1992, December 27, 1993 and February 22, 1995, respectively.

      On April 29, 1999, pursuant to an Agreement and Plan of Merger, dated as of March 22, 1999, EAU Acquisition Corp., a Delaware corporation and a subsidiary of Vivendi, a societe anonyme organized under the laws of France (the "Parent"), merged (the "Merger") with and into the Registrant, with the Registrant surviving as a wholly-owned subsidiary of the Parent.

      As a result of the Merger, the offering described in the Registration Statement has been terminated. This Post-Effective Amendment is being filed solely to remove from registration 750,000 shares of Common Stock offered under the Registration Statement which remained unsold at the termination of the offering.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8. EXHIBITS.

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION
-------           -------------------

24.1              Power of Attorney (filed herewith)

                                                               Reg. No. 33-63285

                                    SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on June 24, 1999.

                                UNITED STATES FILTER CORPORATION

                                By: /s/ Richard J. Heckmann
                                    ---------------------------
                                    Richard J. Heckmann
                                    Chairman of the Board and
                                    Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities and on the date indicated.

            SIGNATURE                        CAPACITY                 DATE

                                  Chairman of the Board and
/s/ Richard J. Heckmann           Chief Executive Officer          June 24, 1999
-----------------------           (Principal Executive Officer)
Richard J. Heckmann               and a Director

                                  Executive Vice President and
/s/ Kevin L. Spence               Chief Financial Officer          June 24, 1999
-----------------------           (Principal Financial Officer)
Kevin L. Spence

                                  Vice President, Controller
/s/ James W. Dierker              and Treasurer (Principal         June 24, 1999
-----------------------           Accounting Officer)
James W. Dierker

                                  Director

-----------------------
Daniel Caille

                                  Director
       *                                                           June 24, 1999
-----------------------
Arthur B. Laffer

                                                               Reg. No. 33-63285

                                  Director

-----------------------
Eric Licoys


                                  Director
      *                                                           June 24, 1999
-----------------------
Jean Marie Messier


                                  Director
       *                                                          June 24, 1999
-----------------------
Alfred E. Osborne, Jr.


                                  Director

-----------------------
Henri Proglio



* By: /s/ Richard J. Heckmann                                      June 24, 1999
      -----------------------
      Richard J. Heckmann
      Attorney in Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            EXHIBIT DESCRIPTION
-------           -------------------

24.1              Power of Attorney (filed herewith)